Exhibit 4.1

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), OR A NOMINEE OF DTC. THIS NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC, OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SYNCHRONY FINANCIAL

Floating Rate Senior Note due 2017

CUSIP: 87165B AK9

ISIN: US87165BAK98

No. 2017 – FLT – 2	$200,000,000

SYNCHRONY FINANCIAL, a corporation organized and existing under the laws of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum as set forth in the Schedule of Increases or Decreases In Note attached hereto on November 9, 2017 (such date is hereinafter referred to as the “Maturity Date”), and to pay interest thereon from August 9, 2016 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on February 9, May 9, August 9 and November 9 of each year (each, an “Interest Payment Date”), commencing November 9, 2016, until the principal hereof is paid or duly provided for or made available for payment.

The interest rate on the Notes of this series shall be reset quarterly on February 9, May 9, August 9 and November 9 of each year, commencing August 9, 2016 (each, an “Interest Reset Date”). The interest rate for the period from, and including, the original issue date of the Notes of this series to, but excluding, the initial Interest Reset Date (the

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“Initial Interest Reset Period”), shall be an annual rate equal to Three-Month LIBOR (as computed below), determined as of the Interest Determination Date prior to such original issue date, plus 1.40% per year. Thereafter, the interest rate for each period from, and including, an Interest Reset Date to, but excluding, the immediately succeeding Interest Reset Date (each an “Interest Reset Period”), shall be an annual rate equal to Three-Month LIBOR (as computed below), determined as of the applicable Interest Determination Date for such Interest Reset Period, plus 1.40% per year. The interest rate for the final Interest Reset Period from, and including, the Interest Reset Date immediately preceding the Maturity Date to, but excluding, such Maturity Date, shall be an annual rate equal to Three-Month LIBOR (as computed below), determined as of the applicable Interest Determination Date for such Interest Reset Period, plus 1.40% per year. If any Interest Reset Date for the Notes of this series falls on a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. The term “Business Day” means any calendar day that is not a Saturday, Sunday or a day on which commercial banking institutions are not required to be open for business in The City of New York, New York, and that is also a calendar day on which commercial banks are open for dealings in deposits in U.S. Dollars in the London interbank market (a “London Business Day”); and the term “Interest Determination Date” means, with respect to an Interest Reset Period, the second London Business Day immediately preceding either (a) the original issue date of the Notes of this series, in the case of the Initial Interest Reset Period, or (b) the applicable Interest Reset Date, in the case of any other Interest Reset Period.

The amount of interest payable for any full or partial Interest Period for the Notes of this series shall be computed on the basis of the actual number of days in the period divided by 360. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name the relevant Notes, or any predecessor Notes, are registered at the close of business on the Record Date for such Interest Payment Date; provided that the interest due on the Maturity Date of a Note of this series will be paid to the Person to whom principal of such Note is payable. In the event that any scheduled Interest Payment Date (other than the Maturity Date) falls on a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding day that is a Business Day and interest on the Notes of this series shall continue to accrue on the payment so deferred, except that if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Maturity Date for the Notes of this series falls on a date that is not a Business Day, the related payments of principal and interest will be made on the next succeeding Business Day, and no additional interest will accrue on the amount payable for the period from and after the Maturity Date.

The Bank of New York Mellon, or its successor appointed by the Company, will act as calculation agent (the “Calculation Agent”). Three-Month LIBOR as of the applicable Interest Determination Date (“Three-Month LIBOR”) shall be determined by the Calculation Agent in accordance with the following provisions:

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Three-Month LIBOR for any Interest Determination Date shall be the rate for deposits in U.S. dollars having a maturity of three months, commencing on the original issue date of the Notes of this series or the related Interest Reset Date, as applicable, immediately following such Interest Determination Date, which appears on the Reuters LIBOR01 Page as of approximately 11:00 a.m., London time, on such Interest Determination Date. “Reuters LIBOR01 Page” shall mean the display designated as page “LIBOR01” on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBOR01 page on that service, any successor service or such other service as may be nominated as the information vendor for the purpose of displaying rates or prices comparable to the London Interbank Offered Rate for U.S. Dollar deposits). If no rate appears on the Reuters LIBOR01 Page as of approximately 11:00 a.m., London time, on an Interest Determination Date, then Three-Month LIBOR for such Interest Determination Date shall be determined in accordance with the provisions of paragraph (ii) below.

With respect to an Interest Determination Date on which no rate appears on the Reuters LIBOR01 Page as of approximately 11:00 a.m., London time, on such Interest Determination Date, the Calculation Agent shall request the principal London offices of each of four major reference banks (which may include affiliates of the underwriters of the Notes of this series) in the London interbank market selected and identified by the Company to provide the Calculation Agent with a quotation of the rate at which deposits of U.S. Dollars having a three-month maturity, commencing on the original issue date of the Notes of this series or the related Interest Reset Date, as applicable, immediately following such Interest Determination Date, are offered by it to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such Interest Determination Date in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. If at least two such quotations are provided, Three-Month LIBOR for such Interest Determination Date shall be the arithmetic mean of such quotations as calculated by the Calculation Agent. If fewer than two quotations are provided, Three-Month LIBOR for such Interest Determination Date shall be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., New York City time, on such Interest Determination Date by three major banks (which may include affiliates of the underwriters of the Notes of this series) selected and identified by the Company for loans in U.S. Dollars to leading European banks having a three-month maturity commencing on the original issue date of the Notes of this series or the related Interest Reset Date, as applicable, immediately following such Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected by the Company are not quoting such rates as set forth in this paragraph (ii), Three-Month LIBOR for such Interest Determination Date shall be Three-Month LIBOR determined with respect to the immediately preceding Interest Determination Date.

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All percentages resulting from any calculation of any interest rate for the Notes of this series will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward and all dollar amounts will be rounded to the nearest cent, with one-half cent being rounded upward.

Promptly upon such determination, the Calculation Agent shall notify the Company and the Trustee (if the Calculation Agent is not the Trustee) of the interest rate for the new Interest Reset Period. Upon request of a holder of the Notes of this series, the Calculation Agent shall provide to such holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next Interest Reset Period.

All calculations made by the Calculation Agent for the purposes of calculating interest on the Notes of this series shall be conclusive and binding on the holders, the Trustee and the Company, absent manifest error.

Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, which shall initially be the Principal Office of the Trustee located therein, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Person entitled to payment, provided that the paying agent shall have received written notice of such account designation at least five Business Days prior to the date of such payment (subject to surrender of the relevant Note in the case of a payment of interest on the Maturity Date).

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

SYNCHRONY FINANCIAL

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

REVERSE OF NOTE

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture (the “Base Indenture”), dated as of August 11, 2014, between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee), as amended and supplemented by the First Supplemental Indenture, dated as of August 11, 2014, between the Company and the Trustee (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of February 2, 2015, between the Company and the Trustee (the “Second Supplemental Indenture”), the Third Supplemental Indenture, dated as of July 23, 2015, between the Company and the Trustee (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture, dated as of December 4, 2015, between the Company and the Trustee (the “Fourth Supplemental Indenture”) and the Fifth Supplemental Indenture, dated as of May 9, 2016, between the Company and the Trustee (the “Fifth Supplemental Indenture,” and the Base Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture, the “Indenture”), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited in aggregate principal amount to $700,000,000 as of the date hereof. This Note forms a single series with the Floating Rate Senior Note due 2017 first issued by the Company on May 9, 2016.

All terms used but not defined in this Note that are defined in the Indenture shall have the meaning assigned to them in the Indenture.

The Notes of this series are not redeemable prior to the Maturity Date. The Notes are not entitled to the benefit of any sinking fund.

The Indenture contains provisions for defeasance of the obligations of the Company at any time upon compliance by the Company with certain conditions set forth therein, which provisions apply to the Notes of this series.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Notes at any time by the Company and the Trustee, with the consent of the holders of a majority in the aggregate principal amount of the Notes of all series affected thereby at the time Outstanding, voting as a single class. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Notes of a series at the time Outstanding, on behalf of the holders

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of all Notes of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, except as provided for in Section 2.04 of the Fifth Supplemental Indenture. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Except as provided in Section 8.03 of the Base Indenture, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish a copy of the Indenture to any holder upon written request and without charge.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee) and irrevocably appoints agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:

Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Note)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN NOTE

The initial principal amount of this Note is $200,000,000. The following increases or decreases in the principal amount of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease or increase	Signature of authorized signatory of Trustee